Exhibit 99.1

Stitch Fix Announces Third Quarter Fiscal Year 2022 Financial Results

SAN FRANCISCO, June 9, 2022 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal shopping and styling service, has released its financial results for the third quarter of fiscal year 2022 ended April 30, 2022.
Stitch Fix CEO Elizabeth Spaulding said, “While third quarter top-line results, as well as active client counts, were largely within our expectations, we know we still have work to do. This quarter we made progress on improving the overall client experience in order to position Stitch Fix for profitable growth and value creation over time. We are encouraged by the activity we are seeing inside the expanded Stitch Fix ecosystem, including our sixth consecutive quarter of revenue per active client growth.”
Spaulding added, “We strongly believe in our strategy of expanding our established Fix model through the addition of on-demand styling and shopping via Freestyle. Together, this powerful combination addresses the full continuum of personalized shopping needs. Our team is committed to executing our strategy with excellence while thoughtfully and deliberately making the necessary decisions and innovations to drive our business forward.”
Third Quarter Key Metrics and Financial Highlights
•Net revenue of $492.9 million, a decrease of 8% year over year
•Active clients of 3,907,000, a decrease of 200,000 or 5% year over year
•Net revenue per active client (RPAC) of $553, an increase of 15% year over year
•Net loss of $78.0 million and diluted loss per share of $0.72
•Adjusted EBITDA Loss of $36.0 million
Organizational Update
In light of Stitch Fix’s recent business momentum and an uncertain macroeconomic environment, the Company undertook a detailed review of its business and what is required to build for the future. As a result, the Company shared the difficult decision to reduce its workforce. This reduction includes approximately 15% of salaried positions, and represents approximately 4% of roles in total. Most of the reductions are in non-technology corporate roles and styling leadership roles.
As a result of this decision and other changes, Stitch Fix expects annual cost savings of $40 million to $60 million in fiscal year 2023. The Company expects to incur restructuring and other one-time charges of approximately $15 million to $20 million to be recognized in the fourth quarter of fiscal 2022.
Stitch Fix is confident in its long-term strategy and vision and that this is the right decision in order to position itself for profitable growth in the future.
Financial Outlook
Our financial outlook for the fourth quarter of fiscal 2022, which ends on July 30, 2022 is as follows:

Q4’22
Net Revenue	$485 million - $495 million	(15)% - (13)% YoY decline
Adjusted EBITDA	$(30) million - $(25) million	(6)% - (5)% margin
Q4’22 Adjusted EBITDA excludes restructuring and other one-time charges totaling $15 million to $20 million.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of other expense, net, provision (benefit) from income taxes, and stock-based compensation expense, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Elizabeth Spaulding, Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 323-794-2093 internationally, and entering conference code 1238966.
A telephonic replay will be available through Tuesday, June 16, 2022, at 888-203-1112 or 719-457-0820, passcode 1238966. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is the world's leading online personalized shopping experience. Our unique business model combines the human touch of expert stylists with the precision of advanced data science. Since our founding in 2011, we’ve served as a trusted style partner to millions of people, helping adults and kids get dressed every day feeling like their best selves. The Stitch Fix team is building a transformative and inclusive ecommerce model, an ecosystem of shopping experiences based on convenience and guided discovery that makes it radically simple and delightful for customers to discover and buy what they love. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and active clients for the fourth quarter and full fiscal year of 2022; that we are taking the right steps to become the global leader in personalized styling and shopping; that Freestyle will open up a much larger market opportunity with a total addressable market that is two to three times greater than our Fix-only business; that updates to our core recommendation algorithm will lead to significant improvements to client outcomes; that directing stitchfix.com traffic to a Fix onboarding path will drive traffic into our ecosystem and reignite new customer conversion; that Personalized Search will drive engagement for clients once inside our ecosystem; that our restructuring initiatives will result in an estimated fiscal year 2023 annual expense savings as expected and will allow us to be more efficient and deliver profitable growth over time; that we will continue to invest strategically in technology and product; that our buying team will be able to proactively get ahead of any delays that may occur due to global supply chain challenges; or ability to overcome our current challenges; that we are taking the right steps for the future of the business; and our advertising and marketing plans. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic; risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	April 30, 2022	July 31, 2021
Assets
Current assets:
Cash and cash equivalents	$137,721	$129,785
Short-term investments	97,029	101,546
Inventory, net	213,004	212,294
Prepaid expenses and other current assets	58,504	50,512
Income tax receivable	27,561	27,667
Total current assets	533,819	521,804
Long-term investments	48,019	59,035
Income tax receivable, net of current portion	26,091	27,054
Property and equipment, net	104,923	86,959
Operating lease right-of-use assets	142,847	118,565
Other long-term assets	7,947	5,732
Total assets	$863,646	$819,149
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$145,604	$73,499
Operating lease liabilities	27,333	25,702
Accrued liabilities	112,985	99,028
Gift card liability	11,093	9,903
Deferred revenue	17,208	18,154
Other current liabilities	2,764	2,027
Total current liabilities	316,987	228,313
Operating lease liabilities, net of current portion	148,695	121,623
Other long-term liabilities	8,458	8,364
Total liabilities	474,140	358,300
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	492,320	416,755
Accumulated other comprehensive (loss) income	(2,676)	3,411
(Accumulated deficit) Retained earnings	(70,098)	40,681
Treasury stock at cost	(30,042)	—
Total stockholders’ equity	389,506	460,849
Total liabilities and stockholders’ equity	$863,646	$819,149

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
Revenue, net	$492,941	$535,589	$1,590,909	$1,530,099
Cost of goods sold	282,851	289,199	875,098	847,915
Gross profit	210,090	246,390	715,811	682,184
Selling, general, and administrative expenses	286,970	270,609	825,239	766,287
Operating loss	(76,880)	(24,219)	(109,428)	(84,103)
Interest income	194	444	699	2,247
Other income (expense), net	(942)	395	(1,096)	83
Loss before income taxes	(77,628)	(23,380)	(109,825)	(81,773)
Provision (benefit) for income taxes	412	(4,534)	954	(51,429)
Net loss	$(78,040)	$(18,846)	$(110,779)	$(30,344)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(1,283)	(299)	(2,252)	(1,350)
Foreign currency translation	(2,384)	307	(3,835)	1,898
Total other comprehensive income (loss), net of tax	(3,667)	8	(6,087)	548
Comprehensive loss	$(81,707)	$(18,838)	$(116,866)	$(29,796)
Net loss attributable to common stockholders:
Basic	$(78,040)	$(18,846)	$(110,779)	$(30,344)
Diluted	$(78,040)	$(18,846)	$(110,779)	$(30,344)
Loss per share attributable to common stockholders:
Basic	$(0.72)	$(0.18)	$(1.02)	$(0.29)
Diluted	$(0.72)	$(0.18)	$(1.02)	$(0.29)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	108,759,202	106,696,220	108,771,065	105,457,907
Diluted	108,759,202	106,696,220	108,771,065	105,457,907

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Nine Months Ended
	April 30, 2022	May 1, 2021
Cash Flows from Operating Activities
Net loss	$(110,779)	$(30,344)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in inventory reserves	2,301	6,422
Stock-based compensation expense	96,305	73,486
Depreciation, amortization, and accretion	27,185	21,933
Other	52	(1,863)
Change in operating assets and liabilities:
Inventory	(3,922)	(96,981)
Prepaid expenses and other assets	(11,386)	(14,800)
Income tax receivables	1,069	(36,949)
Operating lease right-of-use assets and liabilities	4,492	(1,256)
Accounts payable	72,966	(3,482)
Accrued liabilities	15,058	40,914
Deferred revenue	(916)	6,913
Gift card liability	1,190	2,018
Other liabilities	840	(1,073)
Net cash provided by (used in) operating activities	94,455	(35,062)
Cash Flows from Investing Activities
Purchases of property and equipment	(38,681)	(23,690)
Purchases of securities available-for-sale	(92,453)	(148,999)
Sales of securities available-for-sale	5,812	73,863
Maturities of securities available-for-sale	98,308	132,999
Net cash provided by (used in) investing activities	(27,014)	34,173
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	1,513	22,741
Payments for tax withholdings related to vesting of restricted stock units	(27,915)	(42,030)
Repurchase of common stock	(30,042)	—
Net cash used in financing activities	(56,444)	(19,289)
Net increase (decrease) in cash and cash equivalents	10,997	(20,178)
Effect of exchange rate changes on cash	(3,061)	1,460
Cash and cash equivalents at beginning of period	129,785	143,455
Cash and cash equivalents at end of period	$137,721	$124,737
Supplemental Disclosure
Cash paid for income taxes	$558	$232
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$3,011	$6,391
Capitalized stock-based compensation	$5,662	$3,944

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our tax provision (benefit), which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding interest income, other expense, net, provision (benefit) for income taxes, depreciation and amortization, and stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
Net loss	$(78,040)	$(18,846)	$(110,779)	$(30,344)
Add (deduct):
Interest income	(194)	(444)	(699)	(2,247)
Other expense, net	942	(395)	1,096	(83)
Provision (benefit) for income taxes	412	(4,534)	954	(51,429)
Depreciation and amortization	9,266	7,049	25,445	20,172
Stock-based compensation expense	31,592	28,802	96,305	73,486
Adjusted EBITDA	$(36,022)	$11,632	$12,322	$9,555

Free Cash Flow
We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Nine Months Ended
(in thousands)	April 30, 2022	May 1, 2021
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$94,455	$(35,062)
Deduct:
Purchases of property and equipment	(38,681)	(23,690)
Free cash flow	$55,774	$(58,752)
Cash flows provided by (used in) investing activities	$(27,014)	$34,173
Cash flows used in financing activities	$(56,444)	$(19,289)
Operating Metrics

	April 30, 2022	January 29, 2022	October 30, 2021	July 31, 2021	May 1, 2021
Active clients (in thousands)	3,907	4,019	4,180	4,165	4,107
Net revenue per active client	$553	$549	$524	$505	$481
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality, “Freestyle,” in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com